UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2016

OCERA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of		Identification No.)
incorporation)

525 University Avenue, Suite 610
Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 475-0150

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Stan Bukofzer, M.D.

On January 5, 2016, Ocera Therapeutics, Inc. (the “Company”) entered into an employment agreement (the “CMO Employment Agreement”) with Stan Bukofzer, M.D., pursuant to which Dr. Bukofzer will become the Company’s Chief Medical Officer effective as of January 5, 2016 (the “Effective Date”). Franck Rousseau, M.D., the Company’s former and interim Chief Medical Officer, will continue to serve as a key clinical advisor to the Company.

Prior to joining the Company, Dr. Bukofzer, 59, served as Chief Medical Officer of Hospira, Inc. (“Hospira”), where he was responsible for providing strategic and operational direction for clinical development, pharmacovigilance and safety and medical affairs across Hospira’s three business units from June 2012 through September 2015. Prior to joining Hospira, Dr. Bukofzer was Vice President of Astellas Scientific and Medical Affairs, Inc. from July 2007 to June 2012, where he had responsibility for seven therapeutic areas including oncology, immunology, hematology, anti-infectives, dermatology, cardiovascular and transplant. Dr. Bukofzer started his pharmaceutical career at Abbott Laboratories where he held a variety of positions with increasing responsibility, including Global Venture head for Abbott's anti-infective development programs. He last served as Divisional Vice President and Head of Global Medical Affairs where he was responsible for Abbott’s global health economics and outcomes research, European clinical operations, and oversight for global medical and scientific functions. Dr. Bukofzer received his medical degree from the University of Witwatersrand in South Africa and was accredited in internal medicine, as well as gastroenterology and hepatology.

Pursuant to the terms of the CMO Employment Agreement, Dr. Bukofzer will receive an annual base salary of $405,000 and be eligible to receive an annual performance bonus, with a target amount equal to 40% of his annual base salary, as determined by the Compensation Committee or the Board of Directors.  Dr. Bukofzer will be eligible to participate in the Company’s standard employee benefit plans.

Dr. Bukofzer will also receive an option to purchase 400,000 shares of the Company’s common stock with an exercise price equal to the market closing price of the Company’s common stock on the Effective Date, or $3.06.  The option will be exercisable as to any vested shares until the earlier to occur of (x) the date that is five years following the date of termination of Dr. Bukofzer’s employment or (y) ten years from the Effective Date. 300,000 of the shares subject to the option (the “Time Vesting Shares”) will vest and become exercisable in the following schedule: 25% of the Time Vesting Shares vest on January 5, 2017 and an additional 2.0833% of the Time Vesting Shares will vest each month thereafter, in each case subject to Dr. Bukofzer’s continued employment with the Company through the applicable vesting date. The remaining 100,000 shares subject to the option will vest and become exercisable, provided that the Company has achieved certain specified clinical development milestones on or before December 31, 2016 (the “Performance Vesting Shares”), on the following schedule: 25% of the Performance Vesting Shares vest on January 5, 2017 and an additional 2.0833% of the Performance Vesting Shares will vest each month thereafter, in each case subject to Dr. Bukofzer’s continued employment with the Company through the applicable vesting date. In the event the performance goal is not met, none of the Performance Vesting Shares will vest and such shares will be forfeited.

In the event Dr. Bukofzer’s employment is terminated by the Company without Cause or by Dr. Bukofzer for Good Reason (each as defined in the CMO Employment Agreement), subject to his execution and the effectiveness of a customary release agreement, Dr. Bukofzer will be entitled to receive (i) the amount of his accrued but unpaid salary, unpaid expense reimbursements, any accrued but unused vacation as of the date of termination, any vested benefits he may have under any employee benefit plan, which shall be paid in accordance with the terms of such employee benefit plans, and any other amounts required by law (the “Accrued Benefit”), (ii) a continuation of his base salary for nine months at the rate in effect as of the date of termination, (iii) an amount equal to 75% of his annual target bonus, (iv) an amount equal to his monthly cost of health benefits multiplied by nine, and (v) partial acceleration of his stock options and other stock-based awards subject to time-based vesting so that as of the effective date of termination, the same number of shares as would have been vested and exercisable if he had completed an additional nine months of employment with the Company will be deemed vested and exercisable.

In addition, in the event that Dr. Bukofzer’s employment is terminated by the Company other than for Cause or by reason of Dr. Bukofzer’s death or permanent disability or by Dr. Bukofzer for Good Reason in anticipation of and within three months prior to, concurrently with or within 12 months after a Change of Control (as defined in the CMO Employment Agreement), subject to his execution and the effectiveness of a customary release agreement, Dr. Bukofzer will be entitled to (i) the Accrued Benefit, (ii) an amount equal to 12 months of his then-current monthly base salary, payable in a single lump sum, (iii) a bonus payment equal to the percentage of his annual base salary he received as a bonus in the prior year multiplied by his base salary in effect as of the date of termination, payable in a single lump sum, (iv) an amount equal to his monthly cost of group health benefits multiplied by 12, and (v) full acceleration of the all outstanding stock options and other stock-based awards held by Dr. Bukofzer that are subject to time-based vesting.

The foregoing description of the CMO Employment Agreement is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the CMO Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Amended and Restated Employment Agreement with Michael Byrnes

On January 6, 2016, the Company entered into an amended and restated employment agreement (the “CFO Employment Agreement”) with the Company’s current Chief Financial Officer, Michael Byrnes, effective as of January 6, 2016.

Pursuant to the terms of the CFO Employment Agreement, Mr. Byrnes will receive an initial annual base salary of $325,000 and be eligible to receive an annual performance bonus, with a target amount equal to 40% of his annual base salary, as determined by the Compensation Committee of the Board of Directors.  Mr. Byrnes will be eligible to participate in the Company’s standard employee benefit plans.

In the event that Mr. Byrnes’ employment is terminated by the Company without Cause or by Mr. Byrnes for Good Reason (each as defined in the CFO Employment Agreement), subject to his execution and the effectiveness of a customary release agreement, Mr. Byrnes will be entitled to receive (i) the amount of his accrued but unpaid salary, unpaid expense reimbursements, any accrued but unused vacation as of the date of termination, any vested benefits he may have under any employee benefit plan, which shall be paid in accordance with the terms of such employee benefit plans, and any other amounts required by law (the “Byrnes Accrued Benefit”), (iii) a continuation of his base salary for six months at the rate in effect as of the date of termination, (iv) a portion of his target bonus, pro-rated for the portion of the year Mr. Byrnes is actually employed by the Company, (v) an amount equal to his monthly cost of health benefits multiplied by six, and (vi) partial acceleration of the of Mr. Byrnes’ stock options and other stock-based awards subject to time-based vesting so that as of the effective date of termination, same number of shares as would have been vested and exercisable if he had completed an additional six months of employment with the Company will be deemed vested and exercisable.

In addition, in the event Mr. Byrnes’ employment is terminated by the Company without Cause or by Mr. Byrnes for Good Reason in anticipation of and within three months prior to, concurrently with or within 12 months after any Change of Control (as defined in the CFO Employment Agreement), subject to his execution and the effectiveness of a customary release agreement,  Mr. Byrnes will be entitled to receive (i) the Byrnes Accrued Benefit (ii) an amount equal to six months of his then-current monthly base salary, payable in a single lump sum, (iii) a bonus payment equal to the percentage of his annual base salary he received as a bonus in the prior year multiplied by his base salary in effect at termination, payable in a single lump sum, (iv) an amount equal to his monthly cost of group health benefits multiplied by six and (v) full acceleration of all outstanding stock options and other stock-based awards held by Mr. Byrnes that are subject to time-based vesting.

The foregoing description of the CFO Employment Agreement is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the CFO Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference.

Item 8.01  Other Events.

On January 7, 2016, the Company issued a press release regarding the appointment of Dr. Bukofzer. The full text of the press release regarding the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 8, 2016, the Company issued a press release announcing additional data from its Phase 1 study for orally-available OCR-002 in development for the prevention of chronic hepatic encephalopathy. The full text of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated January 5, 2016 by and between Ocera Therapeutics, Inc. and Stan Bukofzer, M.D.

10.2	Amended and Restated Employment Agreement dated January 6, 2016 by and between Ocera Therapeutics, Inc. and Michael Byrnes.

99.1	Press Release of Ocera Therapeutics, Inc. dated January 7, 2016, regarding the appointment of Dr. Bukofzer.

99.2	Press Release of Ocera Therapeutics, Inc. dated January 8, 2016, regarding additional data from its Phase 1 study of orally-available OCR-002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 8, 2016	Ocera Therapeutics, Inc.

	By:	/s/ Linda S. Grais, M.D.
	Name:	Linda S. Grais, M.D.
	Title:	President and Chief Executive Officer